UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2008

LIPID SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-497	43-0433090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

7068 Koll Center Parkway, Suite 401, Pleasanton, California	94566
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 249-4000

(Former name or former address, if changed since last report.)  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 25, 2008, Lipid Sciences, Inc. announced the results of its recently concluded HDL Selective Delipidation clinical trial.  The data from the trial show a strong trend of regression of coronary atherosclerosis as measured by intravascular ultrasound (IVUS) in the group of patients treated by the Company’s proprietary HDL Selective Delipidation technology.  These measurements showed that the average total atheroma volume in the target coronary arteries decreased by 5.31% in the treatment group versus a 1.33% increase in the placebo group.  The effect on the average of the 10mm most diseased arterial segments was a 7.34% decrease for the treated group as compared to a 2.10% decrease in the placebo group.  A copy of the full release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release entitled “Strong Trend of Effectiveness Indicated in Lipid Sciences’ First in Man Clinical Trial of HDL Selective Delipidation.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipid Sciences, Inc.

Date: March 26, 2008	By:	/s/ Sandra Gardiner
Sandra Gardiner
Chief Financial Officer